UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2017

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01Other Events.

On May 10, 2017, the board of directors of the general partner of Sanchez Production Partners LP (the “Partnership”) declared a first quarter 2017 cash distribution on its common units of $0.4375 per unit ($1.75 per unit annualized) payable on May 31, 2017 to holders of record on May 22, 2017. The Partnership also declared a first quarter distribution on the Class B preferred units and elected to pay the distribution in part cash and, with the consent of the Class B preferred unitholder, in part common units (in lieu of additional Class B preferred units). Accordingly, the Partnership declared a cash distribution of $0.2258 per Class B preferred unit and an aggregate distribution of 184,697 common units, each payable on May 31, 2017 to holders of record on May 22, 2017. A copy of the press release announcing the distributions is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.Exhibit

99.1Press Release, dated May 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

anu
SANCHEZ PRODUCTION PARTNERS LP
By: Sanchez Production Partners GP LLC, its general partner

Date: May 10, 2017	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.Exhibit

99.1Press Release, dated May 10, 2017